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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of Earliest Event Reported):  NOVEMBER 12, 2001



                              MICHAELS STORES, INC.
            (Exact Name of Registrant as Specified in its Charter)



         DELAWARE                     001-09338                  75-1943604
(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)               File Number)            Identification No.)


    8000 BENT BRANCH DRIVE
    IRVING, TEXAS                                               75063-6041
    (Address of Principal Executive Offices)                    (Zip Code)

      Registrant's telephone number, including area code: (972) 409-1300

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ITEM 5. OTHER EVENTS.

(a)   SELECTED FINANCIAL DATA.

      On October 31, 2001, the Board of Directors of Michaels Stores, Inc. (the "Company") declared a two-for-one common stock split effected in the form of a stock dividend to stockholders of record as of the close of business on November 12, 2001, payable on November 26, 2001. The selected financial data set forth below reflects earnings per share amounts adjusted to reflect the stock split on a retroactive basis.


                                                                   FISCAL YEAR
                                          ---------------------------------------------------------------
                                          2000 (1)(2)     1999        1998          1997      1996 (1)(3)
                                          -----------  ----------   ----------   ----------   -----------
                                                  (IN THOUSANDS EXCEPT PER SHARE AND STORE DATA)

RESULTS OF OPERATIONS:
Net sales..............................   $2,249,440   $1,882,522   $1,573,965   $1,456,524   $1,378,277
Operating income (loss)................      148,417      122,672       89,112       68,942      (20,987)
Net income (loss)......................       78,589       62,301       43,601       30,077      (31,233)
Diluted earnings (loss) per common
  share (4)............................         1.15         1.00         0.71         0.52        (0.67)

BALANCE SHEET DATA:
Cash and equivalents...................   $   28,191   $   77,398   $   96,124   $  162,283   $   59,069
Merchandise inventories................      663,700      615,065      501,239      385,580      351,208
Total current assets...................      729,816      722,987      621,928      573,183      437,543
Total assets...........................    1,158,436    1,096,703      962,650      908,494      784,435
Working capital........................      440,808      452,011      391,227      358,691      239,812
Long-term debt.........................      125,145      224,635      230,896      234,889      238,608
Total liabilities......................      453,790      529,905      481,671      466,583      451,633
Stockholders' equity...................      704,646      566,798      480,979      441,911      332,802

OTHER FINANCIAL DATA:
Cash flow from operating activities....   $  146,758   $   60,770   $    6,038   $   77,907   $   29,749
Cash flow from investing activities....     (120,084)     (90,759)     (59,567)     (38,988)     (32,312)
Cash flow from financing activities....      (75,881)      11,263      (12,630)      64,295       58,762
EBITDA (5).............................      217,425      184,251      143,255      117,589       21,694

STORES OPEN AT END OF YEAR:
Michaels...............................          628          559          496          452          453
Aaron Brothers.........................          119           95           78           74           72
Star Wholesale.........................            1            -            -            -            -
                                          ----------   ----------   ----------   ----------   ----------
Total stores open at end of year.......          748          654          574          526          525
                                          ==========   ==========   ==========   ==========   ==========


--------------------
(1) Fiscal 2000 and 1996 were both 53-week fiscal years. All other fiscal years included in the above table were 52-week fiscal years.
(2) Fiscal 2000 net income and diluted earnings per common share include the cumulative effect of a change in accounting principle, net of tax, in the amount of $1.9 million, or $0.06 per diluted share. EBITDA for fiscal 2000 includes the pretax cumulative effect of a change in accounting principle of $3.1 million. See Note 2 of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2001.
(3) Operating income in fiscal 1996 includes the effect of an unusual pre-tax charge of $41.2 million for costs associated with the sale to liquidate merchandise that was eliminated following store resets, markdowns on discontinued furniture and other home decor merchandise, and reserves for the closure of four stores and the write-down of leasehold improvements in three stores.

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(4) On October 31, 2001, the Company's Board of Directors declared a two-for-one common stock split effected in the form of a stock dividend to stockholders of record as of the close of business on November 12, 2001, payable on November 26, 2001. All references to earnings per share amounts in the above table have been adjusted to reflect the stock split on a retroactive basis.
(5) EBITDA is calculated as income before income taxes plus interest, depreciation, and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to incur and service debt, but is not a financial measurement recognized by generally accepted accounting principles, and therefore, may not be comparable to similarly titled measures used by other entities. EBITDA should not be considered by an investor as an alternative to net income, as an indicator of the operating performance of the Company, or as an alternative to cash flow as a measure of liquidity.


(b)   LITIGATION.

      On February 1, 2002, the Company issued a press release announcing that its subsidiary, Aaron Brothers, Inc., has reached a tentative agreement to settle the COLLINS V. AARON BROTHERS, INC. lawsuit previously disclosed in the Company's periodic filings with the Securities and Exchange Commission. The settlement is subject to final documentation and court approval.

      A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)  EXHIBITS.

             Exhibit
              Number    Description
              ------    -----------
               99.1     Press Release, dated February 1, 2002.

















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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MICHAELS STORES, INC.


                                       By:  /s/ Bryan M. DeCordova
                                            ------------------------------------
                                            Bryan M. DeCordova, Executive Vice
                                            President -- Chief Financial Officer

Date:  March 8, 2002



















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                               INDEX TO EXHIBITS

             Exhibit
             Number         Description
             ------         -----------
               99.1         Press Release, dated February 1, 2002.

















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